Exhibit 10.12(D)


                 NON-NEGOTIABLE PROMISSORY NOTE



$2,000,000.00                                              as of
May 24, 1999

     FOR VALUE RECEIVED, Kerry B. Skeen ("Maker"), promises to pay to Atlantic Coast Airlines Holdings, Inc. ("Payee"), in lawful money of the United States, the principal sum of Two Million Dollars ($2,000,000.00), or, if less, the aggregate unpaid principal amount advanced under this Note, in the manner provided below. Interest will accrue on the outstanding unpaid principal amount of this Note at a per annum rate equal to the Prime Rate and will be payable as set forth in Section 1 of this Note. For purposes of this Note, "Prime Rate" means the prime rate offered by Fleet Bank as of the date of this Note. All interest on this Note will be computed on the basis of the actual number of days elapsed in the year in which accrued.

     1. Payment; Manner of Payment. The outstanding unpaid principal amount of this Note will be due and payable on October 25, 1999 or, if earlier, 30 calendar days after Maker receives notice of the termination of Maker's employment with Payee. Provided Maker has not received notice of termination of Maker's employment with Payee, Maker will have the option to extend the date of repayment of principal to May 25, 2000. All accrued but unpaid interest will be payable in full on any date that this
Note is paid in full, but so long as any principal amount borrowed under this Note shall remain outstanding, shall be payable on each August 25, November 25, February 25, and May 25. Maker may prepay this Note in whole or in part at any time without premium or penalty. If any payment provided for in this
Note is payable on a day when Payee is not open for business, that payment may be made on the next succeeding day when Payee is open for business. Maker may reborrow any amount he has prepaid before the outstanding unpaid principal amount of this Note becomes due and payable, but the aggregate unpaid principal amount under this Note at any time may not exceed $2,000,000.

     2. Right of Set-off. Maker will have the right to withhold or set off against any amount due hereunder the amount of any claim against Payee to which Maker may be entitled under any severance agreement between Maker and Payee. Payee will have the right to withhold or set off against any amount due hereunder the amount of any claim against Payee to which Maker may be entitled solely as a result of the termination of Maker's employment with Payee.

     3. Collateral. Maker acknowledges that, to secure obligations due under this Note, Maker hereby grants a first security interest in favor of Payee in the form of all sums as may become due to Maker from Payee as Severance Compensation pursuant to the Amended and Restated Severance Agreement between Maker and Payee dated as of January 20, 1999, including all proceeds as may be due from the sale of stock options following a Termination Date. (The terms "Severance Compensation" and "Termination Date" are as defined in said Severance Agreement.)

     4. Events of Default. The occurrence of any one or more of the following events with respect to Maker will be an "Event of Default" hereunder:

          (a) If Maker defaults in the payment of all or any part of the outstanding principal balance or interest due under this Note when they are due and payable.

          (b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) makes an assignment for the benefit of his creditors; or (v) admits in writing his inability to pay his debts as they come due.

          (c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, or (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties, and in each case the order or decree is not dismissed within 60 days.

     5. Notice by Maker. Maker will notify Payee in writing within five days after the occurrence of any Event of Default of which Maker acquires knowledge.

     6.   Remedies.

          (a) Upon the occurrence of an Event of Default (unless all Events of Default have been waived by Payee), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, and all interest thereon, immediately due and payable regardless of any prior forbearance, or (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note.

          (b) Maker will pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.

     7. Headings. The headings contained in this Note are for reference purposes only and will not affect in any way the meaning or interpretation of this Note.

     8. Severability. If any term or provision of this Note is held by a court or arbitral panel of competent jurisdiction to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court or arbitral panel should declare such term or provision to be illegal, invalid, unlawful, void, voidable, or unenforceable as written, then such provision will be given full force and effect to the fullest possible extent that it is legal, valid and enforceable, and the remainder of the terms and provisions herein will be construed as if such illegal, invalid, unlawful, void, voidable or unenforceable term or provision was not contained in this Note, but only to the extent that giving effect to such provision and the remainder of the terms and provisions of this Note is in accordance with the intent of the parties.

     9. Governing Law. This Note shall be governed under the laws of the Commonwealth of Virginia without giving effect to the conflicts of laws provisions thereof.

     10. Waiver. The failure of any party at any time or times to enforce or require performance of any provision of this Note will in no way operate as a waiver or affect the right of such party at a later time to enforce that provision. No waiver by any party of any condition or the breach of any term or provision of this Note, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of any breach of any other term or provision of this Note. Except as is specifically set forth herein, Maker waives demand, protest, presentment and notice of maturity or protest, and any and all other requirements necessary to hold Maker liable under this Note.

     11. Parties in Interest. This Note will bind Maker and his permitted assigns. This Note will not be assigned or transferred by Maker or Payee, respectively, without the express written consent of Payee or Maker, respectively, except in the case of Maker by will, or in default thereof, by operation of law.

     12. Notices. Any notice required or permitted to be given hereunder shall be given as follows:

          If to Maker:        Kerry B. Skeen
                      Atlantic Coast Airlines Holdings, Inc.
                      515-A Shaw Road
                      Dulles, VA 20166
                      Phone:  (703) 925-6000
                      Facsimile:   (703) 925-6294


          If to Payee:        Atlantic Coast Airlines Holdings,
Inc.
                      515-A Shaw Road
                      Dulles, VA 20166
                      Phone:  (703) 925-6000
                      Facsimile:   (703) 925-6294
                      Attn:  Corporate Secretary

     IN WITNESS WHEREOF, Maker and Payee have executed and delivered this Note as of the date stated first above.

                         _____________________________________
                         Kerry B. Skeen

                         Atlantic Coast Airlines Holdings, Inc.


                         _____________________________________
                         By:  C. Edward Acker
                         Its: Chairman of the Board